UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

POLAR POWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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SUPPLEMENT NO. 1 DATED OCTOBER 22, 2024

TO

PROXY STATEMENT

OF POLAR POWER, INC.

ANNUAL MEETING TO BE HELD ON OCTOBER 22, 2024

On October 1, 2024, Polar Power, Inc. (the “Company,” “we,” “our” or “us”) filed with the Securities and Exchange Commission a definitive proxy statement for the 2024 Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m., local time, on Tuesday, October 22, 2024. The Company is filing these definitive additional proxy materials on October 22, 2024, to disclose that the Company convened the Meeting as originally scheduled, but was unable to determine the presence of a quorum at that time and subsequently determined to adjourn the Meeting to November 11, 2024 at 10:00 a.m. Eastern time at our corporate headquarters at 249 E. Gardena Boulevard, Gardena, California 90248.

The vote at the upcoming Meeting is important to the Company’s listing on Nasdaq.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS electronically over the Internet or by email, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form, in the addressed, postage paid envelope that was enclosed with the proxy materials.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares “FOR” the proposals set out in the definitive proxy statement. Even if you have voted against a proposal previously, you may change your vote and revoke your proxy prior to the Meeting by following the instructions set out in the definitive proxy statement. Shareholders who have previously submitted their proxy or otherwise voted on the proposals and who do not want to change their vote need not take any action.

The Internet voting facilities will close at 11:59 p.m. Eastern Time, Sunday, November 10, 2024.

Except as amended and supplemented above, all other information in the definitive proxy statement remains unchanged. The updated disclosures should be read in conjunction with the disclosures contained in the definitive proxy statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the definitive proxy statement, the information set forth herein shall supersede or supplement the information in the definitive proxy statement. Terms used herein, unless otherwise defined, have the meanings set forth in the definitive proxy statement.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

— END OF SUPPLEMENT TO PROXY STATEMENT —

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